EXHIBIT 10.5
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT entered into this 2nd day of August 2001, hereinafter called Lessor, and CYBERADS, INC., hereinafter called Lessee.

         WITNESS, that Lessor, for and in consideration of the agreement and covenants hereinafter expressed, to be fulfilled and performed by the Lessee, does hereby lease and demise unto the Lessee, and the Lessee does hereby hire and take from the Lessor, an office constituting approximately 3570 square feet on the 1st floor at suite number(s) 100, of the building located at 4401 N. Federal Highway, Boca Raton, Fl. 33431 on lands owned by Lessor.

         TO HAVE AND TO HOLD the premises for a term of 36 months, commencing on the 18t day of September 2001, and terminating on the 318t day of August 2004, both dates inclusive with an option to renew for an additional term of 36 months, provided that notice of Lessee's intent to exercise such renewal option is delivered to Lessor on or before 60 days prior to the end of the initial term of this lease.

         1. RENT. Lessee agrees to pay Lessor the sum of $214,200.00 as the total agreed rent for the term of the lease, which sum Lessee agrees to pay in equal monthly installments of $5652.50* (See paragraph #32) each on or before the 1st day of each and every month for and during the term of this lease, without demand or invoice, at the Lessor's office at DF PROPERTIES 21695 Marigot Drive, Boca Raton, FL. 33428 or at such other place and to such other person as the Lessor may from time to time designate in writing. In addition to the aforesaid rent, on the date of each monthly rental payment, Lessee agrees to pay the Lessor Florida State Sales Tax, if not exempt, at the rate of $339.15 per month, or such other amounts as may be specified by law from time to time. The total installment amount for rent and tax due monthly for the 1st year of this lease is $5991. 65.

         2. SECURITY DEPOSIT. Lessor hereby acknowledges receipt from Lessee in addition to all other monies received, of $5652.50, which sum Lessee has deposited and shall keep on deposit with Lessor as security for the performance by Lessee of all the terms, covenants and conditions of this lease. Notice of Lessee's intent to vacate the leased premises upon expiration of the lease terms must be delivered in writing to Lessor at least 60 days prior to anticipated move-out date. Failure to give such written notice to Lessor will result in automatic forfeiture of entire security deposit upon vacating. Nothing herein shall prejudice Lessor's right to appropriate or forfeit the security deposit under any other circumstances. If at any time during the existence of the tenancy initiated by this lease, the Lessee shall be in default hereunder, the Lessor shall have the right to apply the said deposit, or so much thereof as may be necessary, towards the reimbursement to Lessor for any expenditures that shall be incurred by it by reason of such default; and in the event such deposit shall be diminished or depleted by any such manner, such sums as shall be necessary to restore said deposit to the original amount set forth above shall be due Lessor immediately. If the amount of such deposit shall be insufficient to reimburse and fully discharge such expenses and damages, the Lessee shall be and remain fully liable for the balance thereof remaining unpaid, and shall forthwith pay the amount of such balance and deficiency to the Lessor. The security deposit shall not draw interest and shall be refunded by the Lessor pursuant to the foregoing provisions of this paragraph. Applications of the security deposit towards reimbursement of the Lessor, pursuant to this paragraph, shall not in any way prejudice or diminish any other right or remedy which the Lessor may have against the Lessee, either under this lease or by operation of law. Lessee agrees to use chair protectors under chairs where required to prevent carpet damage.

         3. USE OF PREMISES. The premises shall be used for the following purposes: professional offices retail store as allowed by the city of Boca Raton, and for no other purposes whatsoever, without the prior written consent of the Lessor.

         4. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer or sublet the premises, or any part thereof, without the prior consent of the Lessor, and the Lessor must approve in writing both the tenants and the business to be conducted therein. In the event of an assignment or sublease of the premises, Lessee shall remain liable to the Lessor for the payment of rent and for the faithful performance of the covenants and conditions of this lease by the assignee or sublease, to the same extent as though said premises had not been assigned or sublet.

         5. SIGNS. The Lessee shall not affix or display any signs, pictures, lettering advertisements, awnings or merchandise on any interior or exterior glass door or window, or on any other exterior portion of the leased premises, including adjacent grounds, without the prior written consent of the Lessor. Lessee shall bear the cost of removing any of its signs and the cost of any damage caused by such removal. Lessee shall have the right to use at their expense the marquee sign located in the front of the building. All expense associated with signs including installation and maintenance shall be the responsibility of the lessee. Any and all signs to be located on the leased premises shall be purchased by the Lessee and paid for by the Lessee.

         6. REPAIRS, MAINTENANCE AND ALTERATIONS. Lessee acknowledges that he has inspected the premises, that they are in good repair, and agrees to accept the premises in their present conditions, except as otherwise specified in writing herein. Lessee agrees to maintain and to surrender the premises, including any equipment and fixtures of the Lessor now or hereafter installed thereon, in the same condition, order and repair as they are at the commencement of the lease, excepting only the reasonable wear resulting from the use of the premises pursuant to this lease. Lessee shall be responsible for the maintenance and repair of all damage from whatever cause, of all windows and doors (including glass and frames) appurtenant to the premises. Lessee shall carry adequate insurance for such damage and submit evidence thereof to Lessor. Lessee shall not commence or install any additions, alterations, improvements, wall covering, fixtures or partitions on the lease premises, without the prior written consent of the Lessor.

         7. DELAYED SERVICE. The obligation of Lessee to pay rent and perform all of the other covenants and agreements hereunder on the part of the Lessee to be performed, shall in no wise be affected or excused because Lessor is unable to supply or is delayed in supplying any service to be supplied, or is unable to make, or is delayed in making any repair, addition, alteration, or decoration, or is unable to supply or is delayed in supplying any equipment or fixtures, if Lessor is prevented or delayed from so doing by reason of an act of God or other natural disaster, or governmental preemption due to a national emergency declared by the President of the United States, or in connection with any order or regulation of any department or subdivision of any governmental agency, or by reason of conditions of supply and demand which have been, or are affected, by war or other emergency.

         8. DELAYED OCCUPANCY. Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior tenant wrongfully holding over or any other person wrongfully in possession or for any other reason. In such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

         9. SERVICES PROVIDED BY LESSOR. Lessor shall furnish and pay for the services indicated below.


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                                                  LESSOR PAID        LESSEE PAID

         WATER                                       _______            _______
         ELECTRICITY                                 _______            _______
         OFFICE CLEANING                             _______            _______
         AIR CONDITIONING MAINTENANCE                _______            _______
         AIR CONDITIONING REPLACEMENT                _______            _______
         PROPERTY TAXES                              _______            _______
         PLUMBING                                    _______            _______
         BUILDING TRASH REMOVAL                      _______            _______
         INSURANCE                                   _______            _______
         LICENSE/INSPECTION FEES                     _______            _______

Lessor shall in no event be liable to Lessee for a reduction or stoppage in electrical, water, plumbing, air conditioning or elevator service caused by or beyond the control of Lessor.

Rents agreed upon by the parties hereto are based upon an ad valorem tax burden of $22,887.09. In the event the total ad valorem taxes and special assessments levied against the building and land in the initial year or any subsequent thereto are in excess of the above tax burden, the Lessee shall pay to the Lessor 35%* of any increase above the base of $22,887.09. Lessee shall pay this amount to Lessor as additional rent within twenty (20) days after each such tax or installment thereof shall be due and payable by Lessor.

         10. UTILITIES. If Lessor has agreed to supply electrical current in this lease such a supply of electricity is defined as that amount needed for normal office use and for normal "desk type office equipment" such as typewriters, adding machines and small portable calculators. Should Lessee use equipment drawing more current than those specified herein, or should Lessee require new or additional circuits, Lessee shall pay for the installation of said circuits and pay such additional charge should equipment installed use current in excess of the current used by desk type office equipment". Should any fuel or electric rate increase 25% or more over any such rate in effect when this agreement was consummated, then in that event, Lessor, in the next subsequent calendar year and each subsequent year of this agreement, or any option thereof, has the option of charging tenant, and tenant agrees to pay a pro- rata share of any such increase. The word "rate" is defined to mean any rate increase and/or any adjustment or surcharge, or any method that has the effect of increasing the "cost per unit of consumption". This clause does not include increased costs resulting only from increased consumption. Where the Lessee's space is serviced by central air conditioning the Lessor will provide air conditioning to the demised premises Monday through Friday during normal business hours (7AM to 6PM).

         11. FLOURESCENT TUBE REPLACEMENT. To prevent damage to fixtures, flourescent tubes must be replaced when flickering or when "dim". When it becomes necessary to replace said tubes or fixtures, Lessor will do SO. Lessee should notify Lessor of the need to replace said tubes or fixtures.

         12. PARKING AREA. Lessor shall not be required to provide any service whatsoever in connection with parking. Lessor shall not be liable or responsible for loss or damage of any nature whatsoever in connection with the use of said parking. Tenant agrees to hold Lessor harmless against any claim for damage or injury to property or person (s), which may be directly or indirectly caused by tenant.

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
Lessor will make reasonable effort to prevent unauthorized use of parking area but shall not be responsible for others so doing. Lessor shall furnish 15 parking spaces to be designated by Lessor.

         13. RULES AND REGULATIONS. The Lessee shall comply with all regulations and rules that may be made by the Lessor for the convenience and benefit of all of the tenants. Lessee further agrees to cooperate and assist Lessor in maintaining reasonable parking and traffic patterns in connection therewith, and will take every reasonable step necessary to assure conformance with the regulations established for that purpose by his employees, customers and clients. Lessee agrees that all receiving and delivery of goods and merchandise shall be made only by way of the service areas and corridors provided for such purposes. Lessor hereby grants to Lessee the right, during the term of this lease, to use, in common with others entitled to the use thereof, such service areas and corridors subject to such reasonable regulations as Lessor may make from time to time.

         14. REFUSE-GARBAGE-TRASH. Disposing of trash, etc. shall be done by tenant in accordance with Lessor rules and/or by any government agency, and Lessee further agrees that Lessee's personal property etc., shall be kept only in Lessee's leased area and shall not be placed in any common area, nor in the parking lot, nor on sidewalks or in any place which would create a nuisance or obstruct, or would create any hazard. Lessee further agrees to dispose of trash inside, and not adjacent to or around, the dumpster provided.

         15. LAWFUL USE-ANIMALS. The demised premises shall not be used for sleeping, cooking, housekeeping, or any similar purpose. No animals or birds or reptiles of any kind shall be brought into or kept on the demised premises.

         16. FIRE AND OTHER CASUALTIES. In the event that the premises, or a major portion thereof, are destroyed or so damaged by fire or other casualty so as to render them untenable, the Lessor shall have the option to terminate this lease or to forthwith repair such damage or destruction at his own cost and expense, and rent shall cease until the completion of such repairs. In the event that the premises shall be partially destroyed, so that the major portion thereof remains usable by Lessee, then the rental shall abate to the extent that the damaged portion bears to the whole of the leased premises and such damage shall be restored by the Lessor forthwith, and upon completion of such repairs, the full rental shall commence. The Lessor shall notify the Lessee in writing, within 30 days after any such fire or other casualty, whether it elects to make such repairs or to terminate the lease.

         17. LIABILITY CLAIMS-INDEMNIFICATION. All property of any kind, placed or moved into the premises shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable to the Lessee or any other person for any injury, loss or damage to property or to any person on the premises, caused other than by the negligence of the Lessor.

         18. LESSOR NOT LIABLE FOR LOSS ETC. OF LESSEE PROPERTY. It is understood and agreed by and between the parties that Lessor shall not be liable for loss or damage to tenant property whether or not such loss or damage is caused by wind, rain, water, electricity, or the flow or leak of anything into the demised premises, or for loss or damage created by acts of others, or by acts of God, or from any cause or happening whatsoever, and Lessee is hereby put on notice that Lessee failure to insure self against such losses or damage shall not shift liability from Lessee to Lessor. Lessor shall further have no obligation to purchase or install storm shutters.

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
         19. INSPECTION BY LESSOR. The Lessor, at all reasonable times, may enter into the premises for the purpose of determining if the same are being kept in good repair and condition, to make such repairs as it may see fit, or to exhibit the premises to a prospective tenant or prospective purchaser of the building.

         20. LATE RENT CHARGES-COLLECTION COSTS. Time is of the essence in respect to rent and any payment due under this lease. All rents and other payments required to be paid by the Lessee are due on the first of the month, and shall be subject to a 5% late charge if not received by the Lessor on or before the 7th day of the month. The Lessee agrees to pay all costs and expenses, together with reasonable attorney's fees, which may be incurred by the Lessor in enforcing the terms, covenants and conditions of this lease, whether by suit or otherwise.

         21. INSOLVENCY OF LESSEE. If Lessee, during the term of this lease, shall be adjudicated as bankrupt, or insolvent under any federal or state law relating to bankruptcy or insolvency, makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver, then the happening of any such event shall be deemed a breach of this lease, and upon the occurrence of any such event, Lessor may, at its option, repossess the premises or terminate this lease agreement.

         22. DEFAULT OF LESSER. In the event that Lessee shall vacate or abandon the demised premises at any time when a part of the total rent due under this lease remains unpaid, or in the event of nonpayment of any rent as provided for in this lease, or in the event of any breach of any of the conditions, stipulations, promises or covenants by Lessee, as set forth in the lease, Lessee's right to possession of the demised premises shall forthwith terminate with or without any notice or demand whatsoever, and the retention of possession thereafter by Lessee shall constitute an unlawful detainer of the demised premises. In such event, and if Lessor so elects, and either with or without any notice or demand whatsoever this lease shall terminate. Whether or not this lease is terminated by the election of Lessor, upon the termination of Lessee's right to possession, Lessee shall immediately surrender possession and Lessor shall have the immediate right to repossess the demised premises with or without legal proceeding; and to remove, expel and put out Lessee's or any other person who may be in or upon the demised premises, but said entry by Lessor shall not constitute a trespass or a forcible entry or detainer, nor shall the same result in a forfeiture of rents that may be due or a waiver of any premise, agreement or covenant of Lessee as provided by this lease. In such event, the entire amount of all rent which would have become due and payable during the remainder of the term of this Lease would be due and payable immediately, in which event Lessee agrees to pay the same to Lessor immediately. Such payment shall constitute payment in advance of the rent stipulated for the remainder of the lease term. Acceptance by Lessor of the payment of such rent shall not constitute a waiver of any then existing default thereafter occurring. Lessee hereby waives all notice of any election made by the Lessor under this paragraph of this lease and further waives any demand for rent, notice to quit, demand for possession and any and all notices and demands whatsoever of any kind or nature which mayor shall be required by any law of the State of Florida, relating to landlords and tenant, or in respect to any law or laws relating to forcible entry and detainer, or any other statute or law.

         23. TERMINATION BY SUMMARY PROCEEDINGS ETC. Should the relation of Lessor and Lessee cease or terminate by reason of the re-entry of Lessor under the terms and covenants contained in this lease, or by the ejectment of Lessee by summary proceedings, or other wise, or after abandonment of the premises by Lessee, it is hereby agreed that Lessee shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by Lessor, and Lessee expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the unexpired term, and to also pay Lessor's attorney's fees for collecting said rent.

         24. TERMINATION. Upon termination of this lease for any reason whatsoever, Lessee shall immediately and peacefully yield up and surrender possession of the premises, together with the keys therefore, leaving the premises in the same condition and repair as existed at the commencement of this lease, subject only to the usual and ordinary wear arising from the use of the premises permitted by this lease. All of Lessee's furniture, movable trade fixtures and personal property not removed from the Leased Premises within 5 days of Lessor's written request at the termination of this Lease, whether such termination occurs by lapse of time or otherwise, shall be conclusively presumed abandoned by Lessee, and Lessor may declare such property to be the property of Lessor or may dispose of the property by any method it deems advisable. In the event that Lessee shall fail to surrender possession upon termination of this lease, it shall be deemed a tenant at sufferance, and shall have no rights whatsoever under this lease.

         25. EMINENT DOMAIN. If the whole or part of the leased premises shall be taken or condemned by any competent authority for any public use or purpose, then, and in that event, at the option of the Lessor, this lease and the tenancy of Lessee shall terminate without any liability of the Lessor, and upon such termination, rent shall cease. Lessee hereby waives his right to claim any award of compensation by virtue of said condemnation, for any reason whatsoever. Lessor reserves the right, if the building is demolished for redevelopment, to nullify this lease with six months' prior written notice.

         26. POSSESSION AND QUIET ENJOYMENT - LESSOR'S DUTY TO REPAIR. Lessor covenants and agrees, that Lessee, during the term of this lease, shall have full control, use and possession of the leased premises for the term hereinabove set forth, subject, however, to the terms and conditions of this lease and of any and all mortgages and other security instruments executed in connection therewith, if any, now or in the future in force and effect with respect to the building, or of any portion thereof, of which the leased premises form a part. The Lessor shall maintain and keep in good repair the exterior, structural components and common interior hallways of the building of which the leased premises form a part.

         27. NOISE OR ODORS. Lessee shall not cause or permit any noise or conditions that could disturb others, such as loud playing radios, television or public address systems, etc. Neither shall Lessee permit or cause the use of any equipment or device emitting any odor, nor permit anything to be done that will annoy or interfere with the rights, privileges, or convenience of any tenant or anyone.

         28. LOCK CHANGES-NEW LOCKS. Locks shall be changed, or new locks installed, at Lessee expense and only by Lessor approved locksmith, and any locks changed or any new locks must be master keyed as necessary to suit Lessor requirements. There will be a minimum charge of One-Hundred Dollars ($100.00) for any unauthorized change of locks.

         29. FRONT AND REAR ENTRANCE DOORS. Tenant shall have access to the demised premises at all times, however when occupying the demised premises during non-business hours tenant

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
shall be sure that the front and rear building entrance doors are kept locked during any use during non- business hours, and check that same are locked when leaving the premises after use during non-business hours. (Compliance is important for security).

         30. INTEGRATION. Any stipulations, representation, promises or agreements, oral or written, made prior to or contemporaneously, with this lease agreement shall have no legal or equitable effect, and the only agreement made and binding by the parties hereto is contained herein and constitutes the complete and total integration of the intent and understanding of the Lessor and Lessee. This agreement may be subsequently modified or amended only by a written instrument executed by both of the parties hereto. Ail of the terms, provisions, covenants, conditions, and obligations contained in this lease agreement shall extend to, bind and inure to the benefit of, as the case may require, the heirs and personal representatives, successors and assigns of the Lessor or Lessee herein, or their successor's interests.

         31. NOTICES. This lease shall not be recorded. All notices, demands and requests which mayor are required to be given by either party to the other shall be in writing, and shall be delivered personally, or mailed, postage prepaid, certified mail, return receipt requested, if to the Lessor, at DF PROPERTIES, 21695 MARIGOT DRIVE, BOCA RATON, FL 33428 or if to the Lessee at the address of the premises set forth herein.

         32. ANNUAL RENT ADJUSTMENT.

                  The rent for the 1st twelve months of this lease shall be at $19 per square foot or $5652.50 per month plus sales tax.

                  The rent for the 2nd twelve months of this lease shall be $20 per square foot or $5950.00 per month plus sales tax.

                  The rent for the 3rd twelve months of this lease shall be $21 per square foot or $6247.50 per month plus sales tax.

Any option period that is exercised the following shall apply:

The rent associated with any option period that is exercised hereof shall be adjusted on an annual basis, on each anniversary date of this lease, so that the monthly rent in each month for the next l2 months of this lease shall be equivalent to the purchasing power of market rent, for the month of September 2004, such purchasing power to be measured by the Consumer Price Index number for the month of May, last preceding the date of adjustment. Such new monthly rentals shall be computed by multiplying market rent by the designated Consumer Price Index number and dividing the result by the Index number for the month of May 2004, which is yet to be published. The index number to be utilized is the index number from the Consumer Price Index for Urban Wage Earners and Clerical Workers (including single workers), 1967 equals 100, published by U.S. Department of Labor-Bureau of Labor Statistics. Any publication by the U.S. Department of Labor in which such index numbers are published shall be admissible as evidence in any judicial proceeding involving this lease without further proof of authenticity. In the event the U.S. Department of Labor ceases to prepare and to publish such index numbers, the adjustment of rent thereafter shall be according to the most closely comparable Consumer Price Index published by the U.S. Department of Labor, and if such an index is not determined by that department, then the most closely comparable index as determined by agreement of Lessor and Lessee, and in the absence of this agreement and as determined by arbitration in accordance with the then existing rules of the American Arbitration Association. In the event of any delay in establishing an adjustment of rental, the Lessee shall continue paying the rental under the preceding rental adjustment until such time as the required adjustment is determined, at which time an accounting will be made retroactive to the beginning of the adjustment period in question.

Not withstanding the foregoing, the rent under this lease shall never be reduced below the amount set forth in Paragraph 1 hereof. This paragraph shall apply to any renewal of this lease and to any period subsequent to the termination of the term of this lease during which Lessee holds over or remains in possession with or without the consent of the Lessor.

                            EXAMPLE OF ABOVE FORMULA
                            ------------------------

$6247.50 x Consumer Price Index at Anniversary Date = New rent for the next lease year
---------------------------------------------------
         Consumer Price Index at May 2003

                          EXAMPLE: $300 x 460 = $306.67
                          -------------------

         33. OFFER. This lease shall not constitute a binding agreement until executed by both parties hereto. This lease, when signed only by the Lessor, shall constitute an offer only, which offer shall expire without further action on the part of the Lessor unless executed by the tenant and delivered to the Lessor within 10 days following the date first set forth above.

         34. INTENT TO VACATE. Notice of Lessee's intent to vacate the leased premises upon expiration of the lease terms must be delivered in writing to Lessor at least 60 days prior to anticipated move-out date. Failure to give such written notice to Lessor will result in automatic forfeiture of entire security deposit upon vacating. Nothing herein shall prejudice Lessors right to appropriate or forfeit the security deposit under any other circumstances. All requirements for written notice shall extend beyond the term of this Lease and/or any options in the event that Lessee shall remain in the space for any reason, including any verbal month to month agreements. This would pertain to the notice specified in F.S. 83.03 and also any and all other requirements for notice.

         35. SPECIAL CONDITIONS. In consideration of Lessor's covenants and agreements hereunder, Lessee hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Lessor.

         36. ADDITIONAL PROVISIONS. The additional paragraph(s) numbered 37 and attached hereto at the time of execution by both parties are incorporated into and made a part of this lease. The provisions in such additional paragraphs shall supercede the provisions of any printed paragraphs to the extent such additional provisions conflict with the printed provisions in this lease.

         IN WITNESS WHEREOF, the parties hereto have executed this lease consisting of 37 paragraphs including the RIDER, if, any in duplicate, each of which shall stand as an original, on the date first set forth above.


WITNESS AS TO LESSOR:            LESSOR: DETTMAN FLEMING PROPERTIES, LLLP


______________________           By: ____________________________ Date Signed:
                                 Title: President

WITNESS AS TO LESSEE:            LESSEE: CYBERADS, INC.


_____________________            By: ____________________________ Date Signed:
                                 Title:

Additional 37.  Tenant Improvements

Lessor agrees to shampoo carpet, touch up walls as necessary, and replace damaged or missing ceiling tiles. All lights, plumbing fixture and doors shall be repaired as necessary.



























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